CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statements filed on Form S-3 (File Nos. 33-71230, 333-28659 and 333-78161) and Form S-8 (File Nos. 33-43612, 333-78155 and 333-89931).

                                        /s/ Arthur Andersen LLP

Phoenix, Arizona,
   March 22, 2000.